UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2012 (November 7, 2012)

AMSURG CORP.

(Exact Name of Registrant as Specified in Charter)

Tennessee	000-22217	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 7, 2012, AmSurg Corp. (the “Company”) entered into an amendment to its Revolving Credit Agreement, dated May 28, 2010, as amended (the “Revolving Credit Agreement”), with the lenders party thereto to (i) increase the Leverage Ratio (as defined in the Revolving Credit Agreement) covenant from 3.25x to 3.75x, (ii) be permitted to offer, issue and sell up to an aggregate principal amount of $275 million of senior unsecured notes (the “Senior Notes”), (iii) be permitted to incur additional senior secured indebtedness subject to the satisfaction of an incurrence test of the Secured Leverage Ratio (as defined in the Revolving Credit Agreement) on a pro forma basis and (iv) be permitted to incur additional unsecured indebtedness subject to the satisfaction of an incurrence test of the Leverage Ratio on a pro forma basis.  The effectiveness of the amendment is conditioned upon, among other things, the issuance of the Senior Notes.

                On November 7, 2012, the Company also amended its Note Purchase Agreement, dated May 28, 2010, as amended (the “Note Purchase Agreement”), with the noteholders named therein to (i) increase the Leverage Ratio (as defined in the Note Purchase Agreement) covenant from 3.25x to 3.75x, (ii) be permitted to offer, issue and sell the Senior Notes, (iii) be permitted to incur additional senior secured indebtedness subject to the satisfaction of an incurrence test of the Secured Leverage Ratio (as defined in the Note Purchase Agreement) on a pro forma basis, (iv) be permitted to incur additional unsecured indebtedness subject to the satisfaction of an incurrence test of the Leverage Ratio on a pro forma basis, and (v) increase the per annum interest rate applicable to the Notes (as defined in the Note Purchase Agreement) by 2.00%.  The increase in the interest rate applicable to the Notes is effective November 7, 2012, and the other amendments to the Note Purchase Agreement are conditioned upon, among other things, the issuance of the Senior Notes.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                On November 7, 2012, the Company entered into an amendment to its Revolving Credit Agreement, the material terms and conditions of which are described in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

                On November 7, 2012, the Company entered into an amendment to its Note Purchase Agreement, the material terms and conditions of which are described in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

Item 8.01.  Other Events

On November 7, 2012, AmSurg Corp. issued a press release, the text of which is set forth as Exhibit 99, regarding the proposed private offering of $250 million in aggregate principal amount of Senior Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed as part of this report:

Exhibit 99	Press release dated November 7, 2012

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Executive Vice President and
Chief Financial Officer
(Principal Financial and Duly Authorized Officer)

Date:   November 7, 2012

INDEX TO EXHIBITS

Exhibit
Number	Description

99	Press release dated November 7, 2012